Exhibit 10.11

WARRANT GRANT AGREEMENT

This Warrant Grant Agreement (this “Agreement”), dated as of [__], 2020, is made and entered into by and between Environmental Impact Acquisition Corp., a Delaware corporation (the “Company”) and the person identified on the signature page hereto (the “Recipient”).

WHEREAS, in order to induce the Recipient to serve in his or her capacity as a director of the Company, and on the terms and subject to the conditions set forth in this Agreement, the Company wishes to issue such number of its warrants (“Warrants”) to purchase shares of Class A common stock (“Warrant Shares” and, together with the Warrants, the “Securities”) as set forth on Schedule A hereto to the Recipient, and the Recipient agrees to accept the Warrants and be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1  Issuance of Securities. The Company hereby agrees to issue, at the closing of the Company’s initial public offering, the Warrants to the Recipient as set forth on Schedule A, subject to the terms and conditions of this Agreement. The Recipient and the Company agree that the Warrants are being issued to the Recipient as consideration for the services performed by the Recipient to the Company.

Section 2 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Representations.  The Recipient hereby acknowledges that an investment in the Warrants involves certain significant risks. The Recipient has no need for liquidity in his or her investment in the Securities for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Recipient acknowledges and hereby agrees that the Securities will not be transferable under any circumstances unless the Recipient either registers the Securities in accordance with federal and state securities laws or finds and complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions (described in the Section 5(i), below) that apply to the Securities. The Recipient further understands that any certificates evidencing the Securities may bear a legend referring to the foregoing transfer restrictions. The Securities are being acquired solely for the Recipient's own account, for investment purposes only, and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Recipient has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Recipient has been given the opportunity to (i) ask questions of and receive answers from the Company concerning the terms and conditions of the Securities, and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Recipient in evaluating the advisability of the receipt of the Securities. The Recipient is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Recipient is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

Section 4 Intentionally Omitted.

Section 5 Recipient’s Obligations. (i) The Recipient hereby agrees that the Securities are subject to certain restrictions and obligations, including certain lockup periods as described in the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (the “Registration Statement”) that will be set forth in the letter agreement described in the next sentence. The Recipient hereby agrees to be a party to that certain letter agreement between the Company and the Recipient in the form anticipated to be filed with the Securities Exchange Commission.

(ii) In the event the Recipient’s status as a director of the Company terminates for any reason prior to the date of consummation of the Company’s initial business combination as defined in the Registration Statement, 100% of such Recipient’s Warrants shall be automatically deemed forfeited to the Company and cancelled, without consideration therefor, unless the remaining members of the Company’s board of directors determine otherwise.

Section 6 Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

Environmental Impact Acquisition Corp.

By:
Name:
Title:

RECIPIENT:

Name:

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Schedule A

Recipient’s Name	Number of Director Warrants
[______]	50,000

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